                                                                    EXHIBIT 12.3

                              EPIC HOLDINGS, INC.

                 COMPUTATION OF AMOUNTS BY WHICH EARNINGS WERE
                       INADEQUATE TO COVER FIXED CHARGES

                               THREE MONTHS
                            ENDED DECEMBER 31,                 YEAR ENDED SEPTEMBER 30,
                            ------------------   ----------------------------------------------------
                             1993       1992       1993       1992       1991       1990       1989
                            -------   --------   --------   --------   --------   --------   --------
                                                     (DOLLARS IN THOUSANDS)
Fixed charges:
  Interest expense......... $22,963   $ 19,730   $ 87,280   $ 77,440   $ 65,643   $ 66,218   $ 69,541
  Interest capitalized
     during the period.....       0        263        973         --         --         --         --
  Amortization of deferred
     financing costs and
     discount or premium
     related to
     Indebtedness..........     871      2,224      2,592      2,350      2,623      9,001      6,635
  Implicit interest in
     rent..................   1,722      1,351      6,104      5,315      4,712      4,937      4,792
  Minority interests.......   1,667        631      3,499      2,966      3,127      2,802        141
                            -------   --------   --------   --------   --------   --------   --------
                            $27,223   $ 24,199   $100,448   $ 88,071   $ 76,105   $ 76,958   $ 81,109
                            -------   --------   --------   --------   --------   --------   --------
                            -------   --------   --------   --------   --------   --------   --------
Earnings:
  Loss before income tax
     benefit and
     extraordinary item.... $(7,912)  $(11,223)  $(23,179)  $(34,099)  $(27,653)  $(24,936)  $(51,917)
  Fixed charges, less
     capitalized
     interest..............  27,223     23,936     99,475     88,071     76,105     76,958     81,109
                            -------   --------   --------   --------   --------   --------   --------
                            $19,311   $ 12,713   $ 76,296   $ 53,972   $ 48,452   $ 52,022   $ 29,192
                            -------   --------   --------   --------   --------   --------   --------
                            -------   --------   --------   --------   --------   --------   --------
Earnings inadequate to
  cover fixed charges...... $(7,912)  $(11,486)  $(24,152)  $(34,099)  $(27,653)  $(24,936)  $(51,917)
                            -------   --------   --------   --------   --------   --------   --------
                            -------   --------   --------   --------   --------   --------   --------
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